Report of Independent Registered Public Accounting Firm

To the Board of Trustees & Shareholders of Transamerica
Funds:

In planning and performing our audits of the financial statements of ClearTrack 2015, ClearTrack 2020, ClearTrack
2025, ClearTrack 2030, ClearTrack 2035, ClearTrack 2040, ClearTrack 2045, ClearTrack 2050, ClearTrack Retirement
Income, Transamerica Asset Allocation - Conservative
Portfolio, Transamerica Asset Allocation - Growth Portfolio, Transamerica Asset Allocation - Moderate Growth Portfolio, Transamerica Asset Allocation - Moderate Portfolio,
Transamerica Bond, Transamerica Capital Growth,
Transamerica Concentrated Growth, Transamerica Core Bond, Transamerica Developing Markets Equity, Transamerica
Dividend Focused, Transamerica Dynamic Allocation,
Transamerica Dynamic Income, Transamerica Emerging
Markets Debt, Transamerica Emerging Markets Equity,
Transamerica Event Driven, Transamerica Flexible Income, Transamerica Floating Rate, Transamerica Global Bond, Transamerica Global Equity, Transamerica Global Long/Short Equity, Transamerica Global Real Estate Securities,
Transamerica Growth, Transamerica Government Money
Market, Transamerica High Yield Bond, Transamerica High
Yield Muni, Transamerica Income & Growth, Transamerica
Inflation Opportunities, Transamerica Intermediate Bond, Transamerica Intermediate Muni, Transamerica International Equity, Transamerica International Equity Opportunities, Transamerica International Small Cap, Transamerica
International Small Cap Value, Transamerica Large Cap
Value, Transamerica Long/Short Strategy, Transamerica Mid
Cap Growth, Transamerica Mid Cap Value, Transamerica Mid
Cap Value Opportunities, Transamerica MLP & Energy
Income, Transamerica Multi-Cap Growth, Transamerica Multi-Managed Balanced, Transamerica Multi-Manager
Alternative Strategies Portfolio, Transamerica Short-Term
Bond, Transamerica Small Cap Core, Transamerica Small Cap Growth, Transamerica Small Cap Value, Transamerica
Small/Mid Cap Value, Transamerica Strategic High Income, Transamerica Total Return, Transamerica Unconstrained
Bond and Transamerica US Growth, and the consolidated financial statements of Transamerica Global Multifactor
Macro and Transamerica Managed Futures Strategy
(collectively, the "Funds") as of and for the year or period ended October 31, 2016, in accordance with the standards of the Public Company Accounting Oversight Board (United
States), we considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-
SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that
(1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Funds' internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be a material weakness as defined above as of October 31, 2016.

This report is intended solely for the information and use of management and the Board of Trustees of the Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

				     Ernst & Young LLC

Boston, Massachusetts
December 23, 2016